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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 _______________

                                 SANOFI-AVENTIS
             (Exact name of Registrant as specified in its charter)


      Republic of France                                     Not Applicable
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                              174 avenue de France
                                   75013 Paris
                                     France
              (Address of Registrant's principal executive offices)


                          ACTION 2005 SHAREHOLDING PLAN
                            (Full title of the plan)

                                 Joseph Haggerty
                       Vice President and General Counsel
                             Aventis Pharmaceuticals
                        300 Somerset Corporate Boulevard
                          Bridgewater, New Jersey 08807
                                 (908) 243-6000
            (Name, address and telephone number of agent for service)


                                   Copies to:
                                Sami L. Toutounji
                             Shearman & Sterling LLP
                         114, avenue des Champs-Elysees
                               75008 Paris, France

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
       Title of Securities        Amount to Be        Proposed Maximum           Proposed Maximum           Amount of
         to Be Registered          Registered   Offering Price Per Security  Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value        2,400,000(2)      $63.96(3)                $153,504,000(3)        $18,068
(euro)2.00 per share(1)
------------------------------------------------------------------------------------------------------------------------

(1) American Depositary Receipts evidencing American Depositary Shares issuable upon request after expiration of the five-year lock-up period on deposit of the Ordinary Shares, nominal value (euro)2.00 per Share ("Ordinary Shares"), have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-116262).
(2) This Registration Statement covers up to 2,400,000 Ordinary Shares that may be sold to eligible employees under the Action 2005 Shareholding Plan (the "Plan"). The amount being registered also includes an indeterminate number of shares of Ordinary Shares, which may be offered as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in each case in accordance with Rule 416, under the Securities Act of 1933, as amended (the "Securities Act").
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the offering price in euro of (euro)54.09, and converted at the spot exchange rate of
     (euro)1.00=$1.18 published by the European Central Bank on November 7,
     2005.
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


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following reports of the Registrant filed with, or furnished to, the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Annual Report on Form 20-F of the Registrant for the year ended December 31, 2004 (the "Form 20-F") (Commission file No. 001-31368);

          (b) The Reports on Form 6-K furnished by the Registrant to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on the following dates: November 8, 2005, October 28, 2005, October 14, 2005, October 3, 2005, September 23, 2005, September 16, 2005, September 14, 2005, September 9, 2005, September 6, 2005, August 19, 2005, August 8, 2005, July 27, 2005,
July 25, 2005, July 19, 2005, July 14, 2005, July 5, 2005, June 24, 2005, June
16, 2005, June 15, 2005, June 6, 2005, June 1, 2005, May 18, 2005, May 17, 2005,
May 10, 2005, April 21, 2005, April 8, 2005, April 4, 2005, March 31, 2005,
March 23, 2005, March 14, 2005, March 3, 2005, February 24, 2005, January 20,
2005, January 18, 2005 and January 6, 2005 (Commission file No. 001-31368);

         (c) The description of the Registrant's ordinary shares, nominal value
(euro)2 per share, set forth under the captions "A. Share Capital" and "B. Memorandum and Articles of Association" in Item 10 of the Registrant's Registration Statement on Form 20-F (Commission file No. 001-31368), filed with the Commission on April 11, 2005 and the updated descriptions of the Registrant's American depositary shares contained in the Post-Effective Amendment No. 3 to the Registration Statement on Form F-4 (Registration No. 333-112314) (the "Form F-4") filed by the Registrant with the Commission on November 9, 2004, under the caption "Description of Sanofi-Aventis American Depositary Shares", including any amendment or report filed for the purpose of updating such description; and

         (d) All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document incorporated by reference. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in the Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The French Commercial Code prohibits provisions of statuts that limit the liability of directors. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys' fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.

         Under French law a company may purchase directors and officers' insurance for all or part of the members of its management. A French corporation is responsible to third parties for the consequences of the decisions of its board of directors. However, if those decisions qualify as mismanagement, the relevant member of the board of directors may have to fully or partly indemnify the company. Sanofi-Aventis has purchased insurance for all of its directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit List.

Item 9.  Undertakings.

         (a)  We undertake:

                  (1) to file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) We further undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then, unless in the opinion of our counsel the matter has been settled by controlling precedent, we will submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Sanofi-Aventis certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on November 8, 2005.

                                     SANOFI-AVENTIS


                                     By:  /s/ Jean-Francois Dehecq
                                         ---------------------------------------
                                     Name:  Jean-Francois Dehecq
                                     Title: Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Francois Dehecq, Jean-Claude Leroy and Jean-Pierre Kerjouan, and each of them severally, his true and lawful attorney or attorneys, with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities, the registration statement on Form S-8 (the "Registration Statement") to be filed by Sanofi-Aventis (the "Registrant") with the United States Securities and Exchange Commission (the "Commission") in connection with the Action 2005 Shareholding Plan, and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and any registration statement filed by the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which relates to the Registration Statement, and to file any of the same with the Commission. Each of said attorneys shall have power to act with or without the others, and shall have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed this Power of Attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on November 8, 2005.

Name and Signature                   Title
------------------                   -----

/s/ Jean-Francois Dehecq
-----------------------------
Jean-Francois Dehecq                 Chairman, Chief Executive Officer and
                                     Director (Principal Executive Officer)

/s/ Jean-Claude Leroy
-----------------------------
Jean-Claude Leroy                    Senior Vice President and Chief Financial
                                     Officer (Principal Financial Officer)

/s/ Jean-Luc Renard
-----------------------------
Jean-Luc Renard                      Vice President Corporate Accounting and Tax
                                     (Principal Accounting Office)

/s/ Rene Barbier de la Serre
-----------------------------
Rene Barbier de la Serre             Director

Name and Signature                   Title
------------------                   -----

/s/ Jean-Marc Bruel
-----------------------------
Jean-Marc Bruel                      Director

/s/ Robert Castaigne
-----------------------------
Robert Castaigne                     Director

/s/ Thierry Desmarest
-----------------------------
Thierry Desmarest                    Director

/s/ Jurgen Dormann
-----------------------------
Jurgen Dormann                       Director

/s/ Lord Douro
-----------------------------
Lord Douro                           Director

/s/ Jean-Rene Fourtou
-----------------------------
Jean-Rene Fourtou                    Director

/s/ Serge Kampf
-----------------------------
Serge Kampf                          Director

/s/ Igor Landau
-----------------------------
Igor Landau                          Director


-----------------------------
Hubert Markl                         Director

/s/ Christian Mulliez
-----------------------------
Christian Mulliez                    Director

/s/ Lindsay Owen-Jones
-----------------------------
Lindsay Owen-Jones                   Director

/s/ Klaus Pohle
-----------------------------
Klaus Pohle                          Director

Name and Signature                   Title
------------------                   -----

/s/ Hermann Scholl
-----------------------------
Hermann Scholl                       Director

/s/ Gerard Van Kemmel
-----------------------------
Gerard Van Kemmel                    Director

/s/ Bruno Weymuller
-----------------------------
Bruno Weymuller                      Director


Authorized Representative in the United States:

/s/ Joseph Haggerty
-----------------------------
Joseph Haggerty

                                  EXHIBIT INDEX

Exhibit No.          Description of Document
-----------          -----------------------

4.1 Bylaws (statuts) of Sanofi-Aventis (incorporated herein by reference to Exhibit 1.1 of the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2004 (the "Form 20-F") (Commission File No. 001-31368) as filed by the Registrant with the Commission on April 11, 2005).

4.2 Deposit Agreement (including the form of depositary receipt) between the Registrant and The Bank of New York, as depositary (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6 (Registration No. 333-116262) relating to American Depositary Shares, filed with the Commission on June 8, 2004)

4.3* Rules of the Sanofi-Aventis Group Savings Plan (Plan d'Epargne de Groupe), of which the Action 2005 Shareholding Plan forms a part.

5.1* Opinion of Jean-Pierre Kerjouan regarding the validity of the Registrant's ordinary shares being registered.

23.1*                Consent of PricewaterhouseCoopers Audit.

23.2*                Consent of Ernst & Young Audit.

23.3* Consent of Jean-Pierre Kerjouan (included in Exhibit 5 above).

24*                  Power of Attorney (included on the signature page).

____________________________
* Filed herewith.